EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 11, 2005 included in the Registration Statement on Form SB-2/A of Searchlight Minerals Corp. (formerly Phage Genomics Inc.) for the registration of shares of its common stock.

CHARTERED ACCOUNTANTS
Vancouver, Canada
April 21, 2006